Exhibit 99.3

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D56090-TBD 1. A proposal to approve the issuance of Realty Income common stock, par value $0.01 per share, in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of April 29, 2021, as amended by and among Realty Income, VEREIT, Inc., VEREIT Operating Partnership, L.P., Rams MD Subsidiary I, Inc., a wholly owned subsidiary of Realty Income, and Rams Acquisition Sub II, LLC, a wholly owned subsidiary of Realty Income (which we refer to as the “Realty Income Issuance Proposal”); and 2. A proposal to approve the adjournment of the Realty Income special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Realty Income Issuance Proposal if there are insufficient votes at the time of such adjournment to approve such proposals (which we refer to as the "Realty Income Adjournment Proposal"). For Against Abstain !!! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. REALTY INCOME The Board of Directors recommends you vote FOR the following proposals: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. REALTY INCOME CORPORATION SHAREOWNER SERVICES P.O. BOX 64845 ST. PAUL, MN 55164 - 0945 !!! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/realty2021sm You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting of Stockholders and Proxy Statement are available at www.proxyvote.com. D56091-TBD REALTY INCOME Special Meeting of Shareholders July 29, 2021 12:00 p.m., Eastern Time This proxy is solicited by the Board of Directors The undersigned shareholder(s) of REALTY INCOME hereby appoint(s) Michelle Bushore and Christie Kelly, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of REALTY INCOME, held of record by the undersigned at the close of business on June 17, 2021 at the Special Meeting of Shareholders scheduled to be held at 12:00 p.m., Eastern Time on July 29, 2021, virtually at www.virtualshareholdermeeting.com/realty2021sm, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side